Ex 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of June 22, 2018 (the “Closing Date”) by and between Ameri Holdings, Inc. (the “Company”), a Delaware corporation, and Lone Star Value Investors, LP, the holder of the Preferred Shares (defined below) as of the Closing Date (the “Holder”).

RECITALS

WHEREAS, the Company has issued and outstanding 405,395 shares (the “Preferred Shares”) of the Company’s 9.00% Series A Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock”), all of which are issued to and owned by the Holder; and

WHEREAS, the Company and the Holder have reached an agreement for the amendment of the terms of the Preferred Stock subject to and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. AMENDMENT TRANSACTIONS

(a) Amendment of Preferred Stock. The Company and the Holder hereby agree to the amendment of the terms of the Preferred Stock pursuant to the amendment and restatement of the certificate of designations, substantially in the form attached hereto as Exhibit A (the “Preferred Amendment”). The Preferred Amendment shall become effective upon its filing with the Secretary of State of the State of Delaware (the date of such filing, the “Effective Date”) following the satisfaction of the conditions set forth herein. As of the Effective Date, all rights and obligations of the Preferred Stock shall be as set forth in the as-filed Preferred Amendment and shall apply to the holders of any Preferred Stock as of the Effective Date (the “Other Security Holders”).

(b) Issuance of Warrants. On the Effective Date or as soon as reasonably practicable thereafter, the Company shall issue (the date of such issuance, the “Issuance Date”) to all then-holders of the Preferred Stock (the “Preferred Holders”) an aggregate of 5,000,000 warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to the terms of a warrant agreement between the Company and a warrant agent, substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”).

(c) Uncertificated Book-Entry Securities. Any Preferred Shares and any Warrants issued to the Holder or any other person following the date hereof shall be initially issued as book-entry securities directly registered in the Holder’s (or such other person’s) name on the Company’s books and records (including any securities register maintained by the Company’s transfer agent or the warrant agent for the Warrants). No Preferred Shares or Warrants shall be represented by certificates (except as expressly provided for in the Warrant Agreement) but instead shall be uncertificated securities of the Company. Any fees charged by the Company’s transfer agent or other intermediary related to the holding and transferring of Company securities held by the Holder, including but not limited to Preferred Shares and the Warrants, shall be paid by the Company up to an aggregate maximum of $10,000. Subject to applicable law, the Company shall use commercially reasonable efforts to facilitate any distribution by the Holder of Preferred Shares and Warrants as legally permitted.

Section 2. EFFECTIVE DATE; DELIVERY OF WARRANTS

(a) Effective Date. Subject to the terms and conditions of this Agreement, the Preferred Amendment shall become effective on the Effective Date, which shall be no later than three business day after the last of the conditions to effectiveness set forth in Article IV have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Effective Date), or at such other time or on such other date as the Company and the Holder may mutually agree upon in writing.

(b) Delivery of Warrants. On the Issuance Date, the Company shall instruct the warrant agent to issue the Warrants to the Preferred Holders on the books and records of the Company. The Warrants shall be deemed to be delivered to the Preferred Holders upon the book-entry of the Warrants in the names of the Preferred Holders in the records of the Company maintained by the warrant agent.

Section 3. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of the Company. The Company represents and warrants to the Holder that the following statements are true, correct and complete as of the date hereof and acknowledges that the Holder is relying on the truth and accuracy of the following representations and warranties in acceptance and performance of this Agreement:

(i) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

(ii) Authorization. The Company has the necessary corporate power and authority to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization and moratorium laws, (b) other laws of general application affecting the enforcement of creditors’ rights generally and general principles of equity, (c) the discretion of the court before which any proceeding therefor may be brought, and (d) as rights to indemnity may be limited by federal or state securities laws or by public policy.

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(iii) No Violation or Breach. Neither the execution and delivery of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, (i) will violate or cause a default under any judgment, order, writ or decree of any court or governmental authority applicable to the Company; (ii) breach or conflict with the provisions of the constituent documents of the Company; or (iii) materially violate, conflict with or breach any material agreement, arrangement, document or instrument to which the Company is a party or by which it is bound.

(iv) Approvals and Consents. Other than as specifically stated herein, no action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to the Company in order to constitute this Agreement as a valid, binding and enforceable obligation of the Company in accordance with its terms.

(v) Brokers and Finders. The Company nor its officers, directors, managers or employees has employed any broker, finder, investment banker, financial advisor or similar professional or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

(vi) Commission Reporting and Compliance. The Company has filed with the Securities and Exchange Commission (the “Commission”) all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 under the Exchange Act. None of the registration statements, information statements and other reports of the Company (collectively, the “Company SEC Documents”), as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. The Company has otherwise complied with the Securities Act of 1933, as amended (the “Securities Act”), Exchange Act and all other applicable federal and state securities laws.

(vii) Warrants and Warrant Shares Duly Issued. The Warrants to be issued to the Holder in accordance with the terms hereof, and the Warrant Shares to be issued upon the exercise of the Warrants, shall be, when issued, duly and validly issued, fully paid and nonassessable.

(viii) Compliance with Other Instruments. Except as disclosed in the Company’s SEC Documents, the Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, each as amended, (ii) of any instrument, judgment, order, writ or decree, or (iii) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

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(b) Representations and Warranties of the Holder. The Holder represents and warrants to the Company that the following statements are true, correct and complete as of the date hereof:

(i) Organization and Good Standing. It is a limited partnership duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business.

(ii) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(iii) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(iv) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(v) No Conflicts. The execution, delivery and performance by it of this Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational document) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(vi) Governmental Consents. Other than as specifically stated herein, the execution, delivery and performance by it of this Agreement do not require any registration, consent or approval of, with or by, any federal, state or other governmental authority or regulatory body.

(vii) Ownership of the Preferred Shares. As of the signing of this Agreement, it is the beneficial owner of all of the Preferred Shares, free and clear of all liens (other than obligations pursuant to this Agreement).

(viii) Acquisition Entirely for Own Account. Except for distributions in compliance with the Securities Act, it is acquiring the Warrants for its own account. It understands that the Warrants issued to it may not be resold except pursuant to an effective registration statement filed under the Securities Act or pursuant to an exemption from registration thereunder.

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(ix) Investment Experience. It has such knowledge and experience in financial and business affairs that the Holder is capable of evaluating the merits and risks of an investment in the Warrants and the Preferred Amendment. It is either a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Regulation D under the Securities Act, and was not organized for the purpose of acquiring the Warrants. The Holder has previously invested in securities similar to the Warrants. The Holder acknowledges that no representations, express or implied, are being made with respect to the Company, the Warrants or otherwise, other than those expressly set forth herein and within all documents which are exhibits hereto. In making its decision to invest in the Warrants hereunder, the Holder has relied upon independent investigations made by the Holder and, to the extent believed by the Holder to be appropriate, the Holder’s representatives and other advisors. The Holder has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Warrants. The Holder is able to bear the economic risk of its investment in the Warrants and is presently able to afford the complete loss of such investment. The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the issuing of the Warrants to the Holder without first having registered the Warrants or the Warrant Shares under the Securities Act.

(x) Restricted Securities. It has been advised by the Company that (i) the issuance of the Warrants has not been registered under the Securities Act; (ii) the issuance of the Warrants is intended to be exempt from registration under the Securities Act pursuant to either Rule 144A or Regulation D under the Securities Act; and (iii) there is no established market for the Warrants, and there is no assurance that there will be any active public market for the Warrants in the foreseeable future. It is familiar with Rule 144 promulgated by the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 4. CONDITIONS TO EFFECTIVENESS

(a) Conditions to Completion of Transactions. The obligations of the Company to file the Preferred Amendment and issue the Warrants shall be subject to (A) the representations and warranties of Holder contained in this Agreement shall be true and correct as of the Effective Date as though made on and as of the Effective Date (provided that representations and warranties made as of a specific date shall be required to be true and correct as of such date only), (B) the Holder shall have performed all of its obligations and covenants under this Agreement, (C) no decision, order or similar ruling shall have been issued (and remain in effect) restraining or enjoining the transactions contemplated by this Agreement, and (D) the Company shall have obtained all required consents for the Preferred Amendment and issuance of the Warrants, including approval by the Company’s senior secured lender and holders of at least two-thirds of the outstanding Preferred Stock and holders of at least a majority of the outstanding shares of Common Stock. The consent of the holders of Common Stock shall be sought to be obtained at the Company’s 2018 annual meeting of stockholders. The Company and Holder each agree to use commercially reasonable efforts to obtain and deliver all required consents for the consummation of the transactions contemplated hereby.

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Section 5. COVENANTS

(a) Registration.

(i) The Company shall use best efforts to file a registration statement (“Registration Statement”) within six months following the Effective Date for the registration under the Securities Act of any unregistered Preferred Shares, Warrants and Warrant Shares outstanding as of the Effective Date and Preferred Shares anticipated to be outstanding within two years following the Closing Date pursuant to the Preferred Stock certificate of designations, as amended (the foregoing securities, the “Registrable Securities”), with the Securities and Exchange Commission (“SEC”). The Company shall use commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing of such Registration Statement. The Company shall promptly respond to all comments to the Registration Statement issued by the SEC. The Company shall maintain the effectiveness of the Registration Statement from the date of the effectiveness of the Registration Statement until the later of (A) 12 months after the date such Registration Statement is declared effective by the SEC, or (B) the date on which all of the Registrable Securities included in such Registration Statement have been sold; provided, however, that, if at any time or from time to time (not to exceed more than once per 12-month period) after the date of effectiveness of the Registration Statement, the Company notifies the Holder and all Other Security Holders in writing of the existence of a Disadvantageous Condition (as defined below), the Holder and all Other Security Holders shall not offer or sell any of the Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Disadvantageous Condition until the Company notifies the Holder and all Other Security Holders that such Disadvantageous Condition either has been disclosed to the public or no longer constitutes a Disadvantageous Condition (but in no event shall any such Disadvantageous Condition period exceed 90 days in duration).  The Company shall notify the Holder and all Other Security Holders promptly when any such Registration Statement has been declared effective.  The Company shall not be obligated to effect more than one Registration Statement in respect of the Registrable Securities, unless the Preferred Holders or any Other Security Holder requesting such registration is unable to register all of the Registrable Securities in such registration by reason of the Company’s compliance with the SEC Restrictions (defined below) or otherwise. The Company shall not be obligated to file a Registration Statement at any time (not to exceed more than once per 12-month period) the Company’s Board of Directors determines, in its good faith judgment, that the Company (A) should not file the Registration Statement otherwise required to be filed pursuant to this section or (B) should withdraw any such previously filed Registration Statement, in either case solely because the Board of Directors determines, after consultation with legal counsel, that the Company is in the possession of material nonpublic information required to be disclosed in such Registration Statement or an amendment or supplement thereto, the disclosure of which in such Registration Statement would be materially disadvantageous to the Company (a “Disadvantageous Condition”). In such case the Company shall be entitled to postpone for a reasonable period of time the filing of such Registration Statement (but in no event more than 90 days) or, if such Registration Statement has already been filed, may suspend or withdraw such Registration Statement and shall promptly give the Holder and all then-current holders of any Registrable Securities written notice of such determination and an approximation of the anticipated delay. Upon the receipt of any such notice, such Preferred Holders or Other Security Holders shall forthwith discontinue use of the prospectus contained in such Registration Statement and the Company shall take all commercially reasonable efforts to ensure all holders of the Registrable Securities are provided the same such notice and reasons for the requested discontinued use of the prospectus. The Company may direct all holders of Registrable Securities to deliver to the Company all copies of the prospectus then covering such Registrable Securities current at the time of receipt of such notice (or, if no Registration Statement has yet been filed, all drafts of the prospectus covering such Registrable Securities). When any Disadvantageous Condition shall cease to exist, the Company shall promptly notify the Preferred Holders and all Other Security Holders to such effect. If any Registration Statement shall have been withdrawn, the Company shall make best efforts to promptly file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement.

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(ii) The Company shall notify all holders of Registrable Securities at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  At the request of any holder of Registrable Securities, the Company shall also prepare, file and furnish to the holders of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  The Holder agrees not to initiate or begin any offer or sale of any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment, which shall be filed within 15 days after receipt of such notification.

(iii) Notwithstanding the registration obligations set forth in this section, if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Company shall use its commercially reasonable efforts to advocate with the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415.  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this section, the SEC refuses to alter its position, the Company shall (A) remove from the Registration Statement such portion of the Registrable Securities and other securities (“Other Registrable Securities”) that were included in the initial Registration Statement filing  (“Cut-back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”).  Any cut-back imposed on a holder of Registrable Securities pursuant to this section shall be allocated among all holders of Registrable Securities on a ratable basis in proportion to the number of Registrable Securities and Other Registrable Securities held by such holder of Registrable Securities.  From and after the date on which the Company is able to effectuate registration of such Cut-back Shares in accordance with any SEC Restriction, all of the provisions of this section shall again be applicable to such Cut-back Shares.

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(iv) The Holder as legally permitted shall furnish to the Company or the underwriter(s) (if any) in respect of the offering pursuant to the subject Registration Statement, as applicable, such information, if any, known by the Holder regarding the Holder and any distributions of securities by holders of Registrable Securities as the Company may reasonably request in connection with any registration or offering referred to in this section.  The Holder shall cooperate as reasonably requested by the Company in connection with the preparation of the Registration Statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information known to the Holder, if any, regarding the plan of distribution of holders of Registrable Securities for shares of Common Stock included in such Registration Statement as may be reasonably necessary to enable the Company to prepare such Registration Statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(v) All fees and expenses incident to the performance of or compliance with this section by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (A) all registration and filing fees (including, without limitation, fees and expenses (1) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (2) in compliance with applicable state securities or Blue Sky laws), (B) printing expenses, (C) messenger, telephone and delivery expenses, and (D) fees and disbursements of counsel and independent registered public accountants for the Company.

(vi) Notwithstanding anything herein to the contrary, as to the Registrable Securities, such securities shall cease to be Registrable Securities and the provisions of this section shall terminate when:  (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (C) such securities shall have ceased to be outstanding.

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(vii) Following any distribution of Preferred Shares by the Holder to the Preferred Holders, the Holder shall provide the Preferred Holders with a copy of this Agreement specifically noting Section 5.01. In the event information, acknowledgements or agreements reasonably requested (which request shall be sent by mail, and if a holder’s email address is available, such request shall additionally be sent via email) by the Company of any holder of Registrable Securities with respect to such holder in connection with the filing of a Registration Statement is not provided to the Company within 15 business days of its request, the Company shall have no further obligation to register any securities held by such non-responsive holder.

(b) Listing for Trading. The Company shall use commercially reasonable efforts to list the outstanding Preferred Shares, Warrants and Warrant Shares for trading on The Nasdaq Capital Market at such time as such securities are registered under the Securities Act and have been approved for listing by The Nasdaq Stock Market LLC (“Nasdaq”). If the Preferred Stock and Warrants cannot be listed for trading on Nasdaq within 3 months after their registration under the Securities Act, then the Company shall use commercially reasonable efforts to have the Preferred Stock and Warrants traded on the OTC Marketplace (“OTC”), provided that the fees for trading such securities on OTC do not exceed a maximum of $25,000 per year.

(c) Additional Covenants of the Company. Unless otherwise waived by the Holder, as of the Effective Date, all representations and warranties of the Company contained in this Agreement shall be true and correct as though made on and as of the Effective Date, and the Company shall have performed all of its obligations and covenants under this Agreement other than those for which completion is contemplated after the Effective Date.

(d) Additional Covenants of the Holder. Promptly following the execution of this Agreement, the Holder shall deliver to the Company a written consent, in form and substance acceptable to the Company, setting forth the approval of the Preferred Amendment by all of the outstanding Preferred Shares.

(e) Obligations of Security Holders as to Each Other. The Holder shall not be liable for any breach of any Other Security Holder of any terms of this Agreement. No Other Security Holder shall be liable for any breach of the Holder or any other Other Security Holder of any terms of this Agreement.

Section 6. INDEMNIFICATION

(a) Indemnification by the Holder. The Holder agrees to indemnify and hold the Company Indemnified Persons (as defined below) harmless from any and all Losses (as defined below) (including taxes) that the Company Indemnified Persons may incur due to:

(i) any inaccuracy or breach of any of the representations and warranties given by the Holder herein; or

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(ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Holder contained herein.

(b) Indemnification by the Company. The Company agrees to indemnify and hold the Holder Indemnified Persons (as defined below) harmless from any and all Losses (including Taxes) that the Holder Indemnified Person may incur due to:

(i) any inaccuracy or breach of any of the representations and warranties of the Company contained herein; or

(ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Company contained herein.

(c) Survival of Indemnification. The representations and warranties of the parties contained in this Agreement and the rights to indemnification under this Agreement with respect thereto will survive the Closing Date for a period of twelve (12) months after the Effective Date.

(d) Third Party Claims.

(i) A party entitled to indemnification hereunder (an “Indemnified Party”) shall notify promptly the indemnifying party (the “Indemnifying Party”) in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement; provided, however, that the failure of any Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent the Indemnifying Party is actually materially prejudiced thereby. In case any claim, action or proceeding is brought against an Indemnified Party and the Indemnified Party notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any expenses therefor.

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(ii) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief.

(e) For purposes of this Article VI, “Company Indemnified Persons” means the Company, its affiliates and their respective stockholders, partners, members, managers, directors, officers, employees, agents, affiliates, representatives and consultants and each of their respective heirs, executors, owners, successors and assigns.

(f) For purposes of this Article VI, “Holder Indemnified Persons” means the Holder, its affiliates and their respective stockholders, partners, members, managers, directors, officers, employees, agents, affiliates, representatives and consultants and each of their respective heirs, executors, owners, successors and assigns.

(g) For purposes of this Article VI, “Losses” means any and all liabilities, obligations, losses, debts, charges, judgments, fines, penalties, amounts paid in settlement, damages, costs, expenses, claims, fees and expenses (including the expense of investigation and reasonable attorneys’ fees and expenses in connection therewith).

Section 7. MISCELLANEOUS

(a) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior agreements with respect thereto.

(c) Effectiveness; Amendments. This Agreement shall not become effective and binding on a party hereto unless and until a counterpart signature page to this Agreement has been executed and delivered by such party. Once effective, this Agreement may not be modified, amended or supplemented, nor may any of the conditions herein be waived, except in a writing signed by the Company and the Holder.

(d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or e-mail shall be effective as delivery of a manually executed signature page of this Agreement.

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(f) Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

(g) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York. The parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, jury trial and any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(h) Notices. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, or by nationally recognized overnight carrier, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

(i) If to the Company, to:

Ameri Holdings, Inc.
5000 Research Court, Suite 750
Suwanee, GA 30024
Attention: Viraj Patel, Chief Financial Officer

with a copy to (which copy shall not constitute notice):

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10022
Facsimile No.: (212) 451-2222
Attn: Adam W. Finerman, Esq.

(ii) If to the Holder, to:

Lone Star Value Investors, LP

53 Forest Avenue, 1st Floor

Old Greenwich, Connecticut 06870

Telephone: (203) 489-9500

Fax: (203) 990-0727

Attention: Mr. Jeffrey E. Eberwein, Manager

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(i) Specific Performance. Each party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which such party would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach the other party may seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief (without the requirement to post bond or other security) in addition to any other remedy to which such party may be entitled, at law or in equity.

(j) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(k) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(l) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who or which is not a party hereto.

(m) Representation by Counsel. The Holder acknowledges that Olshan Frome Wolosky LLP represents the Company and does not, and did not, represent the Holder in connection with this Agreement and the transactions contemplated by this Agreement. Each of the Company and the Holder acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel shall have no application and is expressly waived.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	AMERI HOLDINGS, INC.

	By:	/s/ Brent Kelton
		Name:	Brent Kelton
		Title:	Chief Executive Officer

HOLDER:	LONE STAR VALUE INVESTORS, LP
By: Lone Star Value Investors GP, LLC, General Partner

	By:	/s/ Jeffrey E. Eberwein
		Name:	Jeffrey E. Eberwein
		Title:	Manager

Exhibit A

Amended and Restated Certificate of Designations

[see attached]

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AMERI HOLDINGS, INC.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

9.00% SERIES A CUMULATIVE PREFERRED STOCK

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

AMERI HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY THAT:

WHEREAS, in accordance with the provisions of Section 151 of the DGCL and pursuant to the authority under Article IV of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board of Directors of the Corporation is authorized to issue from time to time shares of the Corporation’s preferred stock (“Preferred Stock”) in one or more series;

WHEREAS, the Board of Directors previously adopted a resolution authorizing the creation and issuance of a series of said Preferred Stock designated as the “9.00% Series A Cumulative Preferred Stock” (the “Series A Preferred Stock”) and the Certificate of Designation for the Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 30, 2016, and a Certificate of Correction to the Certificate of Designation was filed on April 12, 2017 with the Secretary of State of the State of Delaware;

WHEREAS, on [________], 2018, the Board of Directors approved and adopted the following resolution (this “Certificate of Designations” or this “Certificate”) for purposes of amending and restating the terms of the Series A Preferred Stock, subject to approval of the Requisite Series A Holders and the Requisite Common Holders (each as defined below);

WHEREAS, on [________], 2018, the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding (the “Requisite Series A Holders”), voting separately as a class, approved the following resolution to amend and restate the Certificate of Designations for the Series A Preferred Stock, subject to approval of the Requisite Common Holders; and

WHEREAS, on [________], 2018, the holders of a majority of the shares of the Corporation’s common stock then outstanding (the “Requisite Common Holders”), voting separately as a class, approved the following resolution to amend and restate the Certificate of Designations for the Series A Preferred Stock, subject to approval of the Requisite Series A Holders.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly vested in the Board of Directors and in accordance with the provisions of the Certificate of Incorporation and the DGCL, the Certificate of Designations for the Series A Preferred Stock shall be amended and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

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Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 9.00% Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the number of shares that shall constitute such series shall be 700,000.

Section 2. Definitions. For purposes of the Series A Preferred Stock and as used in this Certificate, the following terms shall have the meanings indicated:

“Adjusted Rate” shall mean 2.00% per annum.

“Ameri Board” shall mean the board of directors of the Corporation or any committee of members of the board of directors authorized by such board to perform any of its responsibilities with respect to the Series A Preferred Stock.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Bylaws” shall mean the amended and restated bylaws of the Corporation, as may be amended from time to time.

“Call Date” shall mean the date fixed for redemption of the Series A Preferred Stock and specified in the notice to holders required under paragraph (e) of Section 5 hereof as the Call Date.

“Certificate” shall mean this Certificate of Designations of Rights and Preferences of the Series A Preferred Stock, as amended.

“Change of Control” shall mean when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of stock of the Corporation entitling that person to exercise more than 70% of the total voting power of all shares of stock of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

“Common Shares” shall mean the shares of common stock, $0.01 par value, of the Corporation.

“Dividend Payment Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

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“Dividend Periods” shall mean quarterly dividend periods commencing on the first day of each of January, April, July and October and ending on and including the day preceding the first day of the next succeeding Dividend Period; provided, however, that any Dividend Period during which any Series A Preferred Stock shall be redeemed pursuant to Section 5 hereof shall end on but shall not include the Call Date only with respect to the Series A Preferred Stock being redeemed.

“Dividend Rate” shall mean the dividend rate accruing on the Series A Preferred Stock, as applicable from time to time pursuant to the terms hereof.

“Dividend Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Junior Shares” shall have the meaning set forth in paragraph (a)(iii) of Section 7 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 7 hereof.

“Penalty Rate” shall mean 11.00% per annum.

“Person” shall mean any individual, firm, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

A “Quarterly Dividend Default” shall occur if the Corporation fails to pay dividends on the Series A Preferred Stock in full for any Dividend Period.

“SEC” shall have the meaning set forth in Section 9 hereof.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Senior Shares” shall have the meaning set forth in paragraph (a) of Section 7 hereof.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“set apart for payment” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Ameri Board and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Stock shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.

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“Stated Rate” shall mean 9.00% per annum.

“Transfer Agent” means Corporate Stock Transfer, or such other agent or agents of the Corporation as may be designated by the Ameri Board or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock.

“Voting Preferred Shares” shall have the meaning set forth in Section 8(c) hereof.

“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Section 3. Dividends.

(a)

(i) For all Dividend Periods through March 31, 2018, Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Ameri Board or a duly authorized committee thereof, in its sole discretion, out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Stated Rate multiplied by the $50.00 per share stated liquidation preference of the Series A Preferred Stock (equivalent to a fixed annual amount of $4.50 per share); provided, however, dividends may be paid at the election of the Ameri Board in-kind through the issuance of additional shares of Series A Preferred Stock to Holders of Series A Preferred Stock in an amount of shares of Series A Preferred Stock equal to (A) the product of the number of shares of Series A Preferred Stock on which a dividend is to be paid, multiplied by 11.00%, divided by (B) four. The Corporation shall be permitted to pay the dividend in respect of the Dividend Period ended as of March 31, 2018 in shares of Series A Preferred Stock, and upon the declaration and payment of such dividend, any (x) Quarterly Dividend Default existing in respect of the Dividend Period ended as of March 31, 2018 or (y) any default with respect to the payment of any Series A Preferred Stock dividend from April 1, 2018 through the effective date of this Certificate shall be deemed to have not occurred and to be cured.

(ii) For the Dividend Periods commencing April 1, 2018 and ending on March 31, 2020, the Corporation shall pay the dividend for each Dividend Period therein in shares of Series A Preferred Stock in an amount of shares of Series A Preferred Stock equal to (X) the product of the number of shares of Series A Preferred Stock on which a dividend is to be paid, multiplied by 2.00%, divided by (Y) four.

(iii) Commencing April 1, 2020, the Corporation shall pay cash dividends per share at a rate per annum equal to the Adjusted Rate multiplied by the $50.00 per share stated liquidation preference of the Series A Preferred Stock (equivalent to a fixed annual amount of $1.00 per share); provided, however, dividends for Dividend Periods ending after April 1, 2020 may be paid at the election of the Ameri Board in-kind through the issuance of additional shares of Series A Preferred Stock to Holders of Series A Preferred Stock in an amount of shares of Series A Preferred Stock equal to (A) the product of the number of shares of Series A Preferred Stock on which a dividend is to be paid, multiplied by 2.00%, divided by (B) four, for up to four Dividend Periods in any consecutive 36-month period, determined on a rolling basis.

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(iv) All dividends shall accrue and accumulate, whether or not earned or declared, on each issued and outstanding share of the Series A Preferred Stock from (and including) the original date of issuance of such share, and shall be payable quarterly in arrears on the last calendar day of each Dividend Period except for Series A Preferred Stock issued during December 2016, for which an initial partial dividend payment for dividends accrued in December 2016 shall be payable at the end of the first full Dividend Period (each such day being hereinafter called a “Dividend Payment Date”); provided, that (i) Series A Preferred Stock issued during any Dividend Period after the Dividend Record Date for such Dividend Period shall only begin to accrue dividends on the first day of the next Dividend Period; and provided, further, that (ii) if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date (if declared) may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series A Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the month in which the applicable Dividend Payment Date occurs, or such other date designated by the Ameri Board or an officer of the Corporation duly authorized by the Ameri Board for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”).

(b) [Intentionally omitted.]

(c) No dividend on the Series A Preferred Stock will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the DGCL or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock shall continue to accrue and accumulate regardless of whether: (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the Ameri Board. Accrued and unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series A Preferred Stock, as the case may be.

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(d) Except as provided in the next sentence, if any Series A Preferred Stock is outstanding, no dividends will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid (whether in cash or in-kind pursuant to Section 3) or declared and a sum of cash sufficient (if any) for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Stock (whether in cash or in-kind pursuant to Section 3). When dividends are not paid in full (whether in cash or in-kind pursuant to Section 3), or a sum sufficient for such full payment is not so set apart for payment, upon the Series A Preferred Stock and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series A Preferred Stock and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata so that the amount of dividends declared per share of Series A Preferred Stock and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Stock which may be in arrears, whether at the Stated Rate, Adjusted Rate or at the Penalty Rate.

(e) Except as provided in paragraph (d) of this Section 3, unless all accumulated accrued and unpaid dividends on the Series A Preferred Stock are contemporaneously declared and paid (whether in cash or in-kind pursuant to Section 3) or declared and a sum of cash sufficient (if any) for the payment thereof is set apart for payment for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Stock (whether in cash or in-kind pursuant to Section 3), no dividends (other than in Common Stock or Junior Shares ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) may be declared or paid or set apart for payment upon the Common Stock or any Junior Shares or Parity Shares, nor shall any Common Stock or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).

(f) Holders of Series A Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Preferred Stock as described in this Section 3. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Section 4. Liquidation Preference.

(a) Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Stock shall be entitled to receive an amount of cash equal to $50.00 per share of Series A Preferred Stock plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets, (iii) a statutory share exchange or (iv) a Change of Control shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

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(b) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective address of such holders as the same shall appear on the stock transfer records of the Corporation.

Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

Section 5. Redemption.

(a) Optional Redemption Right. The Series A Preferred Stock shall not be redeemable by the Corporation prior to December 31, 2017, except following a Change of Control as provided in paragraph (c) of this Section 5. On and after December 31, 2017, the Corporation may redeem the Series A Preferred Stock, in whole at any time or from time to time in part, at the option of the Corporation, for cash, at a redemption price of $50.00 per share of Series A Preferred Stock, plus the amounts indicated in paragraph (d) of this Section 5.

(b) Partial Redemption. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Corporation.

(c) Special Optional Redemption Right. At any time following a Change of Control, the Corporation will have the option, upon giving notice as provided in Section 12 hereof, to redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which the Change of Control has occurred (the “Change of Control Redemption Right”), for cash at a redemption price of $50.00 per share, plus any accumulated and unpaid dividends on the Series A Preferred Stock as provided in paragraph (d) of this Section 5 (whether or not declared, unless the redemption date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no amount for such accumulated and unpaid dividend will be paid upon redemption and such accumulated and unpaid dividend will be paid to the holder of record), to, but not including, the redemption date.

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(d) Unpaid Dividend. Upon any redemption of Series A Preferred Stock pursuant to this Section 5, the Corporation shall, subject to the next sentence, pay any accumulated accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock called for redemption.

(e) Additional Limitation on Redemption. If all accumulated accrued and unpaid dividends on the Series A Preferred Stock and any other class or series of Parity Shares of the Corporation have not been paid in cash or in-kind in shares of Series A Preferred Stock (or, with respect to any Parity Shares, in Parity Shares), declared and set apart for payment in cash or in-kind in shares of Series A Preferred Stock (or, with respect to any Parity Shares, in Parity Shares), then the Series A Preferred Stock shall not be redeemed under this Section 5 in part and the Corporation shall not purchase or acquire any shares of Series A Preferred Stock, otherwise than (i) pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock and Parity Shares or (ii) in exchange for Junior Shares.

(f) Redemption Procedures. Notice of the redemption of any Series A Preferred Stock under this Section 5 shall be mailed by first class mail to each holder of record of Series A Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation’s records, not less than 30 nor more than 60 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (f), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share of Series A Preferred Stock (determined as set forth in paragraph (a) or (c) of this Section 5, as applicable) plus accumulated accrued and unpaid dividends through the Call Date (determined as set forth in paragraph (d) of this Section 5); (4) if any shares are represented by certificates, the place or places at which certificates for such shares are to be surrendered; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein; and (6) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Stock may be listed or admitted for trading. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

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(g) Set Asides. The Corporation’s obligation to provide cash in accordance with the preceding subsection shall be deemed fulfilled if, on or before the Call Date, the Corporation shall irrevocably deposit funds necessary for such redemption, in trust, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Stock so called for redemption, in which case the notice to holders of the Series A Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates, if any, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date, determined as set forth in paragraph (d) of this Section 5). No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

(h) Surrender and Payment. As promptly as practicable after the surrender in accordance with said notice of the certificates, if any, for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

Section 6. Status of Acquired Shares. All shares of Series A Preferred Stock issued and redeemed by the Corporation in accordance with Section 5 hereof, or otherwise acquired by the Corporation, shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

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Section 7. Ranking. Any class or series of shares of stock of the Corporation shall be deemed to rank:

(a) prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock (“Senior Shares”);

(b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c) junior to the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Stock have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Shares”).

Section 8. Voting Rights.

(a) The Series A Preferred Stock shall have no voting rights, except as set forth in this Section 8.

(b) [Intentionally Omitted.]

(c) So long as any shares of Series A Preferred Stock are outstanding, the affirmative vote of the holders of at least a majority of the Series A Preferred Stock and the holders of shares of every other series of Parity Shares upon which like voting rights to the Series A Preferred Stock have been conferred and are exercisable (any such series, the “Voting Preferred Shares”) at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or this Certificate that materially and adversely affects the rights, preferences or voting power of the Series A Preferred Stock or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, the Series A Preferred Stock, any Senior Shares, any Parity Shares or any Junior Shares shall not be deemed to materially or adversely affect the rights, preferences or voting power of the Series A Preferred Stock or the Voting Preferred Shares; or

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(ii) A statutory share exchange that affects the Series A Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each share of Series A Preferred Stock (i) shall remain outstanding without a material and adverse change to its terms, voting powers, preferences and rights or (ii) shall be converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption thereof identical to that of a share of Series A Preferred Stock (except for changes that do not materially and adversely affect the Series A Preferred Stock);

provided, however, that no such vote of the holders of Series A Preferred Stock shall be required on or after December 31, 2017, or in connection with a Change of Control if, at or prior to the time when such amendment, alteration, repeal, share exchange, consolidation or merger is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, a deposit is made for the redemption in cash of all shares of Series A Preferred Stock at the time outstanding as provided in paragraph (e) of Section 5 hereof for a redemption price determined under the appropriate paragraph of Section 5 hereof.

For purposes of paragraph (c) of this Section 8, each share of Series A Preferred Stock shall have one vote per share, except that when any other series of Voting Preferred Shares shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one vote per $50.00 of stated liquidation preference. Except as set forth herein, the Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

No amendment to these terms of the Series A Preferred Stock shall require the vote of the holders of Common Stock (except as required by law) or any series of Preferred Stock other than the Voting Preferred Shares.

Section 9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation shall (a) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required); and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation shall mail the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

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Section 10. Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 11. Sinking Fund. The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Section 12. Conversion; Additional Shares of Series A Preferred Stock. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 12.

(a) Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the Fifty Dollar ($50.00) liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 25 (the “Share Cap”), subject to certain adjustments for any splits, subdivisions or combinations of our common stock, as described in the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate maximum number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right in respect of the 700,000 shares of Preferred Stock designated as Series A Preferred Stock and authorized for issuance pursuant hereto is 17,500,000 in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series A Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary and (ii) is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

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In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration that such holder of shares of Series A Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series A Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of shares of Series A Preferred Stock shall receive shall be the form of consideration elected by the holders of the shares of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of shares of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 12(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 12(c).

The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of shares of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the OTCQB Marketplace or any national securities exchange or national securities market for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of Common Stock is other than solely cash.

(b) No fractional shares of Common Stock shall be issued upon the conversion of shares of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, unless the Corporation has provided, prior to the expiration of such 15-day period, notice of its election to redeem the shares of Series A Preferred Stock pursuant to the Optional Redemption Right or Special Optional Redemption Right, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of shares of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the shares of Series A Preferred Stock, the holder will not be able to convert shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

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(d) The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 12(c) above to the holders of shares of Series A Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates representing the shares of Series A Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Transfer Agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the terms of this Certificate.

(f) Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

(g) Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date Fifty Dollars ($50.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the redemption date.

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(h) The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

Section 13. Uncertificated Book-Entry Securities. The Series A Preferred Stock shall be issued as book-entry securities directly registered in the stockholder’s name on the Corporation’s books and records. The Series A Preferred Stock shall not be represented by certificates but instead shall be uncertificated securities of the Corporation.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be duly executed and acknowledged by the undersigned officer of the Corporation as of this ___ day of _______, 2018.

AMERI HOLDINGS, INC.

By:
Brent Kelton
Chief Executive Officer

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Exhibit B

Warrant Agreement

[see attached]

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WARRANT AGENT AGREEMENT

WARRANT AGENT AGREEMENT (this “Warrant Agreement”) dated as of [_______], 2018 (the “Issuance Date”) between Ameri Holdings, Inc., a Delaware corporation (the “Company”), and Corporate Stock Transfer, Inc. (the “Warrant Agent”).

WHEREAS, pursuant to the terms of that certain Amendment Agreement, dated [_________], 2018, by and between the Company and Lone Star Value Investors, LP, the Company intends to issue 5,000,000 warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (as the same may be amended from time to time, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Warrants and Warrant Shares;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

2. Warrants.

2.1. Form of Warrants. The Warrants shall be evidenced by a global certificate (“Global Certificate”) in the form of Exhibit A to this Warrant Agreement, which shall be deposited on behalf of the Company with the Warrant Agent, which shall make arrangements for book-entry settlement of the Warrants. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company may instruct the Warrant Agent to cancel the Global Certificate, and the Company shall deliver to the Warrant Agent separate certificates evidencing Warrants (“Definitive Certificates” and, together with the Global Certificate, “Warrant Certificates”).

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2.2. Issuance and Registration of Warrants.

2.2.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants.

2.2.2. Issuance of Warrants. Upon the initial issuance of the Warrants, the Company shall issue the Global Certificate to the Warrant Agent to establish the Warrants in book-entry form. Ownership of security entitlements in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent.

2.2.3. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder through the Warrant Agent, except to the extent set forth herein or in the Global Certificate.

2.2.4. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer.

2.2.5. Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

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2.2.6. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. Unless the initial Warrant Certificate cannot be confirmed delivered by the Company or Warrant Agent, the Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

2.2.7. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person to take any action that a Holder is entitled to take under this Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected in accordance with the procedures administered by the Warrant Agent.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $1.50 per whole share, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised.

3.2. Duration of Warrants. Warrants may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 5:00 P.M., New York City time (the “close of business”) on [__________], 2023 (“Expiration Date”); provided that in the event that the closing price of the Common Stock is $2.00 or higher for 10 Trading Days in any period of 15 consecutive Trading Days, the Company shall have the option, in its sole discretion, to elect to accelerate the Expiration Date to such date that is 30 days (or such other period as is determined in the Company’s sole discretion) following the date of such election. In the event that the Company elects to accelerate the Expiration Date in accordance with the terms of this Section 3.2, the Company shall promptly notify the Warrant Agent and the Holder(s) of such election, with corresponding proof of delivery of such notification, and do and perform or cause to be done and performed all such acts, deeds and things, and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or filings in the name or on behalf of the Company, as may be reasonably requested by the Warrant Agent or as required by applicable laws or regulations to effectuate the acceleration of the Expiration Date. Each Warrant not exercised on or before the Expiration Date (including as such may be accelerated pursuant to the terms of this Section 3.2) shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Holder acknowledges and agrees that the Warrants may expire in accordance with the terms of this Agreement if the Warrants are not exercised prior to the Expiration Date (including as such may be accelerated pursuant to the terms of this Section 3.2) and acknowledges that notice to the Warrant Agent and the Holder(s) of termination of the Warrant by the Company shall constitute appropriate notice to any holder of the Warrants, as the case may be, at the time of such notice.

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3.3. Exercise of Warrants.

3.3.1. Exercise and Payment.

(a) Subject to the provisions of this Warrant Agreement, a Holder may exercise Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., New York City time, on any business day during the Exercise Period an election to purchase the Warrant Shares underlying the Warrants to be exercised in the form included in Exhibit B to this Warrant Agreement (an “Election to Purchase”). No later than two (2) Trading Days following delivery of an Election to Purchase, the Holder shall: (i) surrender the Warrant Certificate evidencing the Warrants to the Warrant Agent at its office designated for such purpose, and (ii) deliver to the Company the Exercise Price for each Warrant to be exercised, in lawful money of the United States of America by certified or official bank check payable to the Company or bank wire transfer in immediately available funds to:

Account Name - Ameri Holdings Inc.

Account Number - 6700092361

ABA Number - 026007773

Bank Name & Address : Sterling National Bank,

                                         310 Crossways Park Dr., Woodbury, NY 11797

Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the time that an appropriately completed and duly signed Election to Purchase has been delivered to the Warrant Agent, provided that the Holder makes delivery of the deliverables referenced in the immediately preceding sentence by the date that is two (2) Trading Days after the delivery of the Election to Purchase. If the Holder fails to make delivery of such deliverables on or prior to the Trading Day that is within two (2) days following delivery of the Election to Purchase, such Election to Purchase shall be void ab initio.

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(b) If any of (i) the Warrants, (ii) the Election to Purchase, or (iii) the Exercise Price therefor, is received by the Warrant Agent on any date after 5:00 P.M., New York City time, or on a date that is not a Trading Day, the Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. The “Exercise Date” will be the date on which the materials in the foregoing sentence are received by the Warrant Agent (if by 5:00 P.M., New York City time), or the following Trading Day (if after 5:00 P.M., New York City time), regardless of any earlier date written on the materials. “Business day” means a day other than a Saturday or Sunday on which commercial Banks in New York City are open for the general conduct of banking business. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the Holder as soon as practicable. In no event will interest accrue on any funds deposited with the Company in respect of an exercise or attempted exercise of Warrants.

(c) If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised at no charge to the Holder.

3.3.2. Issuance of Warrant Shares.

(a) The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Warrant, advise the Company, the transfer agent and registrar for the Company’s Common Stock, in respect of (i) the number of Warrant Shares indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise and (iii) such other information as the Company or such transfer agent and registrar shall reasonably request.

(b) The Company shall, by no later than 5:00 P.M., New York City time, on the third Trading Day following the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price (such date and time, the “Delivery Time”), cause its registrar to electronically book the Warrant Shares issuable upon that exercise.

3.3.3. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.

3.3.4. No Fractional Exercise. No fractional Warrant Shares will be issued upon the exercise of the Warrant. If, by reason of any adjustment made pursuant to Section 4, a Holder would be entitled, upon the exercise of such Warrant, to receive an amount in cash equal to the fractional amount multiplied by the exercise price or a number of Warrant Shares rounded up to the next whole share.

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3.3.5. No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

3.3.6. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the Exercise Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

3.3.7. Restrictive Legend Events. (a) The Company shall use it reasonable best efforts to obtain the effectiveness of the Registration Statement and the current status of the prospectus included therein covering the Warrants and the Warrant Shares at any time that the Warrants are exercisable in accordance with the Amendment Agreement entered into by the Company on June 22, 2018. Until such Registration Statement becomes effective, the Warrant Shares shall be subject to the Restrictive Legend (defined below). Upon the effectiveness of such Registration Statement, the Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant Shares without restrictive legend because (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iv) the prospectus contained in the Registration Statement is not available for the issuance of the Warrant Shares to the Holder or (v) otherwise. As used herein, the “Restrictive Legend” shall be as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED

3.3.8. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

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3.3.9 Beneficial Ownership Limitation. A Holder shall not have the right to exercise any Warrants to the extent that after giving effect to the issuance of Warrant Shares after exercise as set forth on the applicable Election to Purchase, such Holder or a person holding through such Holder (together with such Holder’s or person’s Affiliates (as defined in Rule 405 under the Securities Act), and any other persons acting as a group together with that Holder or person or any of that Holder’s or person’s Affiliates), would beneficially own in excess of 4.99% (“Beneficial Ownership Limitation”) of the Company’s Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person shall include the number of Warrant Shares that would be owned by that person issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock (a) which would be issuable upon exercise of the remaining, non-exercised Warrants beneficially owned by that person or any of its Affiliates and (b) underlying any other securities of the Company held by such Holder or its Affiliates that are exercisable or convertible into Common Stock and subject to a limitation on conversion or exercise that is analogous to the limitation contained in this Section 3.3.9. Except as set forth in the preceding sentence, for purposes of this Section 3.3.9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that neither the Warrant Agent nor the Company is representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder or beneficial owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.3.9 applies, the determination of whether a Warrant is exercisable and of the number of Warrants that are exercisable shall be in the sole discretion of the Holder, and the submission of an Election to Purchase shall be deemed to be the Holder’s determination of whether such Warrant is exercisable and of the number of Warrants that are exercisable, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and neither of them shall have any liability for any error made by the Holder or any other person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3.9, in determining the number of outstanding shares of Common Stock, a Holder or other person may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a person that represents that it is or is acting on behalf of a Holder, the Company shall, within two (2) Trading Days, confirm orally or in writing or by e-mail to that person the number of shares of Common Stock then outstanding. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage as specified in such notice, provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and any such increase or decrease will apply only to the Holder and its Affiliates and not to any other holder of Warrants. The provisions of this Section 3.3.9 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3.9 to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained.

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4. Adjustments.

4.1. Adjustment upon Subdivisions or Combinations. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective. The Company shall promptly notify Warrant Agent of any such adjustment and give specific instructions to Warrant Agent with respect to any adjustments to the warrant register. In the event any adjustment hereunder results in a fractional Warrant Share, a Holder shall be entitled to receive a whole Warrant Share in lieu of any such fractional Warrant Share.

4.2. Adjustment for Other Distributions. In the event the Company shall fix a record date for the making of a dividend or distribution to all holders of Common Stock of any evidences of indebtedness or assets or subscription rights, options or warrants (excluding those referred to in Section 4.1 or other dividends paid out of retained earnings), then in each such case the Holder will, upon the exercise of Warrants, be entitled to receive, in addition to the number of Warrant Shares issuable thereupon, and without payment of any additional consideration therefor, the amount of such dividend or distribution, as applicable, which such Holder would have held on the date of such exercise had such Holder been the holder of record of such Warrant Shares as of the date on which holders of Common Stock became entitled to receive such dividend or distribution. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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4.3. Reclassification, Consolidation, Purchase, Combination, Sale or Conveyance. If, at any time while the Warrants are outstanding, (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (b) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock (not including any Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making, such purchase offer, tender offer or exchange offer), (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, each Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3.3.9 on the exercise of the Warrants), the same amount and kind of securities, cash or property, if any, of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which each Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3.9 on the exercise of the Warrants). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration that such Holder receives upon any exercise of each Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) and for which shareholders received any equity securities of the Successor Entity, to assume in writing all of the obligations of the Company under this Warrant Agreement in accordance with the provisions of this Section 4.3 pursuant to written agreements and shall, upon the written request of such Holder, deliver to such Holder in exchange for the applicable Warrants created by this Warrant Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants which are exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity), if any, plus any Alternate Consideration, receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock, if any, plus any Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock plus Alternative consideration after that Fundamental Transaction for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant Agreement and the Warrants referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant Agreement and the Warrants with the same effect as if such Successor Entity had been named as the Company herein and therein. The Company shall instruct the Warrant Agent in writing to mail by first class mail, postage prepaid, to each Holder, written notice of the execution of any such amendment, supplement or agreement with the Successor Entity. Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.3. The Warrant Agent shall have no duty, responsibility or obligation to determine the correctness of any provisions contained in such agreement or such notice, including but not limited to any provisions relating either to the kind or amount of securities or other property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments, and shall be entitled to rely conclusively for all purposes upon the provisions contained in any such agreement. The provisions of this Section 4.3 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

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4.4. Other Events. If any event occurs of the type contemplated by the provisions of Section 4.1 or 4.2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, Adjustment Rights, phantom stock rights or other rights with equity features to all holders of Common Stock for no consideration), then the Company's Board of Directors will, at its discretion for the benefit of Holders and in good faith, make an adjustment in the Exercise Price and the number of Warrant Shares or designate such additional consideration to be deemed issuable upon exercise of a Warrant, so as to protect the rights of the registered Holder. No adjustment to the Exercise Price will be made pursuant to more than one sub-section of this Section 4 in connection with a single issuance.

4.5. Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall immediately give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 or 4.2, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such holder in the Warrant Register, as of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

5. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1. No Rights as Shareholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

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6.2. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7. Concerning the Warrant Agent and Other Matters.

7.1. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Warrant Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 7.1.

7.2. (a) Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Warrant Agreement, including, without limitation, the fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

(b) All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one percent (1.0%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

(c) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

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7.3. As agent for the Company hereunder the Warrant Agent: (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (b) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (c) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (f) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (i) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (j) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Warrant Agreement; (k) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (l) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

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7.4. (a) In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

(b) In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

7.5. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Warrant Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

7.6. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days after the earlier of the Expiration Date (including the acceleration thereof pursuant to Section 3.2) and the date on which no Warrants remain outstanding (the “Termination Date”). On the business day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 7 shall survive the termination of this Warrant Agreement.

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7.7. If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties to it to the full extent permitted by applicable law.

7.8. The Company represents and warrants that: (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (b) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (d) the Warrants will comply in all material respects with all applicable requirements of law; and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

7.9. In the event of inconsistency between this Warrant Agreement and the descriptions in the Registration Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

7.10. Set forth in Exhibit C hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Warrant Agreement (the “Authorized Representatives”). The Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Warrant Agreement.

7.11. Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Warrant Agent, to Corporate Stock Transfer, Inc., Attn: Carylyn Bell, 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, Fax: (303)282-5800, or to such other address of which a party hereto has notified the other party.

7.12. (a) This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

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(b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement.

(c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of (i) curing any ambiguity in good faith and which cure shall not adversely affect the interests of the Holders, (ii) curing, correcting or supplementing any defective provision contained herein, (iii) providing for the deposit of the Global Certificate with a custodian for The Depository Trust Company (“DTC”), registered in the name of Cede & Co., a nominee of DTC, electronic settlement of the Warrants by DTC and procedures and terms related thereto, or (iv) adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders. In the event that the Company and the Warrant Agent amend or supplement this Agreement for one of the foregoing purposes, the Company shall do and perform or cause to be done and performed all such acts, deeds and things, and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or filings in the name or on behalf of the Company, as may be reasonably requested by the Warrant Agent or as required by applicable laws or regulations to effectuate such amendment or modification. All other amendments and supplements shall require the vote or written consent of Holders of at least 50.1% of the then outstanding Warrants, provided that adjustments may be made to the Warrant terms and rights in accordance with Section 4 without the consent of the Holders as specifically stated therein.

7.13. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or governmental charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or governmental charge, if any, has been paid.

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7.14. Resignation of Warrant Agent.

7.14.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.14.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.14.3. Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Warrant Agreement, without any further act or deed. For purposes of this Warrant Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

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8. Miscellaneous Provisions.

8.1. Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

8.2. Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

8.3. Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.4. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9. Certain Definitions. As used herein, the following terms shall have the following meanings:

(a) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance, sale or delivery (or deemed issuance, sale or delivery in accordance with Section 4) of Common Stock (other than rights of the type described in Section 4.2 and 4.3 hereof) that could result in a decrease or increase in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(b) “Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market in the United States on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 P.M., New York City time).

(c) “Trading Market” means NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

AMERI HOLDINGS, INC.

By:
Name:	Brent Kelton
Title:	Chief Executive Officer

CORPORATE STOCK TRANSFER, INC.

By:
Name:	Carylyn Bell
Title:	President

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EXHIBIT A

[TO BE INCLUDED IN THE GLOBAL CERTIFICATE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED

AMERI HOLDINGS, INC.

WARRANT CERTIFICATE

NOT EXERCISABLE AFTER [__________], 2023

This certifies that the person whose name and address appears below, or registered assigns, is the registered owner of the number of Warrants set forth below. Each Warrant entitles its registered holder to purchase from Ameri Holdings, Inc., a Delaware corporation (the “Company”), at any time prior to 5:00 P.M. (New York City time) on [_________], 2023 (or such other earlier Expiration Date as provided for in the Warrant Agreement, defined below), one share of common stock, par value $0.01 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an exercise price of $1.50 per share, subject to possible adjustments as provided in the Warrant Agreement (as defined below).

This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. A transfer of the Warrants evidenced hereby may be registered upon surrender of this Warrant Certificate at the designated office of the Warrant Agent by the registered holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, a signature guarantee, and such other and further documentation as the Warrant Agent may reasonably request and duly stamped as may be required by the laws of the State of New York and of the United States of America.

The terms and conditions of the Warrants and the rights and obligations of the holder of this Warrant Certificate are set forth in the Warrant Agent Agreement dated as of [_________], 2018 (the “Warrant Agreement”) between the Company and Corporate Stock Transfer, Inc. (the “Warrant Agent”). A copy of the Warrant Agreement is available for inspection during business hours at the office of the Warrant Agent.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

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WITNESS the facsimile signature of a proper officer of the Company.

AMERI HOLDINGS, INC.

By:
Name:
Title:

Dated: _______________

Countersigned:

CORPORATE STOCK TRANSFER, INC.

By: ______________________________

Name: ____________________________

Title: _____________________________

PLEASE DETACH HERE

Certificate No.:_________ Number of Warrants:__________

WARRANT CUSIP NO.: [________]

AMERI HOLDINGS, INC.

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EXHIBIT B

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrants not evidenced by a Global Certificate)

The undersigned hereby irrevocably elects to exercise the right, represented by Warrants evidenced by this Warrant Certificate, to receive ____________ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of _______________________, in the amount of $ _________ in accordance with the terms hereof.

The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________________________, whose address is _____________________________ and that such certificate be delivered to _______________________________, whose address is _____________________________________. If the number of Warrants being exercised hereby is less than all the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining unexercised Warrants be registered in the name of ___________________________, whose address is _____________________________ and that such Warrant Certificate be delivered to ______________________________________ whose address is _________________________________.

Signature,

Date:

[Signature Guarantee]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

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EXHIBIT C

AUTHORIZED REPRESENTATIVES

Name	Title	Signature
Brent Kelton	Chief Executive Officer
Viraj Patel	Chief Financial Officer

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